                                                                     EXHIBIT 3.8

                                    BY-LAWS

                                      OF

               WELLS FARGO ARMORED SERVICE CORPORATION OF TEXAS
--------------------------------------------------------------------------------

                                   ARTICLE I

                                 Stockholders
                                 ------------

     Section 1.1.     Annual Meetings.  An annual meeting of stockholders
                      ---------------
shall be held for the election of directors, unless otherwise designated by the Board of Directors or the stockholders, during the month of April in each year, at such time and place either within or without the State of Texas as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the Annual Meeting.

     Section  1.2.    Special Meetings.  Special meetings of stockholders may be
                      ----------------
called at any time by the President, Secretary, the Board of Directors, or the holders of not less than one-tenth of the shares entitled to vote at such meeting, to be held at such date, time and place either within or without the State of Texas as may be stated in the notice of the meeting.

     Section 1.3.     Notice of Meetings.   Whenever stockholders are required
                      ------------------
or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     Section 1.4.     Adjournments.   Any meeting of stockholders, annual or
                      ------------
special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the orginal meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting

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shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.5.     Quorum.   At each meeting of  stockholders,  except where
                      ------
otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall attend.

     Section  1.6.    Organization.  Meetings   of stockholders  shall be
                      ------------
presided over by the President, or in the absence of the foregoing person by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section  1.7.    Voting; Proxies.   Unless  otherwise provided in the
                      ---------------
certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period not to exceed that period provided by law. A duly executed proxy shall be irrevocable if it states that this is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person; or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the certificate of incorporation) the Board of Directors may require a larger vote upon any election or question.



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     Section   1.8.   Fixing Date for Determination of Stockholders  of  Record.
                      ---------------------------------------------------------
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to voter at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     Section  1.9.    List of  Stockholders  Entitled  to Vote.    The Secretary
                      ----------------------------------------
shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                                  ARTICLE II

                              Board of Directors
                              ------------------

     Section  2.1.    Powers; Number.   The business  and affairs of the
                      --------------
Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board shall consist of at least one Director, the exact number of which shall be fixed from time to time by the Stockholder or by the Board of Directors.



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     Section  2.2.    Election; Term of Office; Resignation; Removal; Vacancies.
                      ---------------------------------------------------------
Directors shall be elected by a plurality of the votes cast at Annual Meetings of the Stockholders, and each director so elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided in the certificate of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

     Section 2.3.     Regular Meetings.  Regular meetings  of the Board of
                      ----------------
Directors may be held at such places within or without the State of Texas and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.

     Section 2.4.     Special Meetings.  Special meetings  of the Board of
                      ----------------
Directors may be held at any time or place within or without the State of Texas whenever called by the President or the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

     Section 2.5.     Telephonic Meetings Permitted.   Unless otherwise
                      -----------------------------
restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating pursuant to this by-law shall constitute presence in person at such meeting.

     Section 2.6.     Quorum; Vote Required for Action.   At all meetings of the
                      --------------------------------
Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the certificate of incorporation or these by-laws shall require a vote of a greater number. If, at any meeting of the Board of Directors, a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall attend.

     Section 2.7.     Organization.   Meetings of  the Board of Directors shall
                      ------------
be presided over by the President, or in his absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the


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chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section  2.8.    Informal Action by Directors.  Unless otherwise restricted
                      ----------------------------
by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.


                                  ARTICLE III

                                  Committees
                                  ----------

     Section  3.1.    Committees.   The Board of Directors may, by resolution
                      ----------
passed by a majority of the whole Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation, except that any executive or similar committee shall consist of two or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these by-laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Section 3.2.     Committee Rules.  Unless the Board of Directors otherwise
                      ---------------
provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in
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the same manner as the Board of Directors conducts its business pursuant to
Article II of these by-laws.

                                  ARTICLE IV

                                   Officers
                                   --------

     Section  4.1.    Officers;  Election;  Qualification; Term of Office;
                      ----------------------------------------------------
Resignation; Removal; Vacancies.   As  soon as practicable  after  the  annual
-------------------------------
meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary. The Board of Directors may also elect an Executive Vice President, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller and one or more Assistant Controllers and may give any of them such further designations or alternate titles as it considers desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the President. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The President or the Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     Section  4.2.    Chairman of the Board.  The Chairman of the Board of
                      ---------------------
Directors shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President or as may be provided by law.

     Section  4.3.    President. The President shall have general and active
                      ---------
management and general charge and supervision of the business of the Corporation, and shall see that all orders and policies of the Board of Directors are carried into effect. The President shall preside at all meetings of the Board of Directors at which he shall be present. He shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors or as may be provided by law.

     Section  4.4.    Executive Vice President.     The Executive Vice
                      ------------------------
President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President or as may be provided by law.


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     Section  4.5.    Vice Presidents.   The Vice President or Vice Presidents
                      ---------------
shall have such powers and perform such duties as may be assigned to him or them by the Board of Directors or the President or as may be provided by law.

     Section 4.6.     Secretary.   The  Secretary shall have the duty to record
                      ----------
the proceedings of the meetings of the stockholders and the Board of Directors and of any committee in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; he shall be custodian of the stockholder list and certificates and other records of the Corporation; he may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors, the President or as may be provided by law.

     Section  4.7.    Treasurer.   The Treasurer  shall have charge of  and be
                      ---------
responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board of Directors, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board of Directors may determine; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors, or the President or as may be provided by law.

     Section 4.8. Controller. The Controller shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation; and, in general, he shall perform all the duties incident to the office of Controller of a corporation, and such other duties as may be assigned to him by the Board of Directors, or the President or as may be provided by law.

     Section  4.9.    Other Officers.    The Board of Directors may from time
                      --------------
to time elect such other officers, agents or employees, and may delegate to them such powers and duties, as it may deem desirable.


                                   ARTICLE V

                                     Stock
                                     -----

     Section  5.1.    Certificates.   Every holder of  stock in the  Corporation
                      ------------
shall be entitled to have a certificate signed by or in the name of the Corporation by the President or


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a Vice President and by the Treasurer, its Assistant Treasurer, Secretary or an
Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section  5.2.    Lost,  Stolen or Destroyed Stock Certificates; Issuance of
                      ----------------------------------------------------------
New Certificates.   The  Corporation may issue  a new certificate of  stock in
----------------
the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                  ARTICLE VI

                                 Miscellaneous

     Section  6.1.    Fiscal Year.  The  fiscal year of  the Corporation shall
                      -----------
be the calendar year unless otherwise determined by the Board of Directors.

     Section  6.2.    Seal.   The  Corporation may have a corporate  seal which
                      ----
shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section  6.3.    Waiver of Notice of Meetings of Stockholders,  Directors
                      ---------------------------------------------------------
and Committees.   Whenever  notice  is required to be given by law or under any
--------------
provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be

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specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.


     Section  6.4.    Indemnification of Directors, Officers, Employees, and
                      ------------------------------------------------------
Agents
------

     6.4.1.  Indemnification  of  Directors,  Officers, and Employees.  To the
             --------------------------------------------------------
extent permitted by Texas law from time to time in effect, the Corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee of the Corporation, or any subsidiary, joint venture or partnership of which the Corporation owns, directly or indirectly, greater than 50 percent of the voting securities, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including court costs and attorneys' fees), judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     6.4.2.  Permissive  Indemnification of Directors, Officers, Employees and
             -----------------------------------------------------------------
Agents.   To the extent permitted by Texas  law from time to time  in effect,
------
the Corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or any subsidiary, joint venture or partnership of which the Corporation owns, directly or indirectly, greater than 50 percent of the voting securities, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including, court costs and attorneys' fees), judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent authorized at any time or from time to time by the Board of Directors.

     6.4.3.  Successful Defense.    If  a  director, officer,  employee or
             ------------------
agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection 6.4.1 or subsection 6.4.2. of this
Section 6.4., or with respect to any claim, issue or matter therein (to the extent that a portion of his expenses can be reasonably allocated thereto), he shall be indemnified against expenses (including, court costs and attorneys' fees) actually and reasonably incurred by him in connection therewith.

     6.4.4.  Advances.   To  the  extent permitted  by Texas  law from time
             --------
to time in effect, expenses incurred by a director, officer or employee of the Corporation or any subsidiary, joint venture or partnership of which the Corporation owns, directly or indirectly, greater than 50 percent of the voting securities, in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative or threat thereof, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 6.4. To the extent permitted by Texas law from time to time in effect, expenses incurred by an agent of the Corporation or any subsidiary, joint venture or partnership of which the Corporation owns, directly or indirectly, greater than 50 percent of the voting securities, in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 6.4.

     6.4.5.  Provisions Not Exclusive.   To the extent permitted by Texas  law
             ------------------------
from time to time in effect, the indemnification and advancement of expenses provided by this Section 6.4. shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     6.4.6.  Contract With the Corporation.   The provisions of Section 6.4.
             -----------------------------
shall be deemed to be a contract between the Corporation and each person who serves in any of the capacities referred to in subsection 6.4.1. of this Section
6.4 at any time while this Section 6.4. and the relevant provisions of the Business Corporation Act of the State of Texas or other applicable laws, if any, are in effect, and any repeal or modification of any such law or of this Section
6.4. shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     6.4.7.  Insurance.  The  Corporation may purchase and maintain insurance
             ---------
on behalf of any person who is or was a director, officer, employee or agent of the Corporation or any

Corporation, joint venture or partnership of which the Corporation owns, directly or indirectly, any of the voting securities, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 6.4. or of Section 2.02 of the Business Corporation Act of the State of Texas.

     Section 6.5.     Interested Directors; Quorum.  No contract  or transaction
                      ----------------------------
between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contracts or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

     Section  6.6.    Form of Records.     Any records maintained by the
                      ---------------
Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 6.7.     Amendment of By-Laws.  These by-laws may be amended or
                      --------------------
repealed, and new by-laws adopted, by a majority of the whole Board of Directors, but the stockholders entitled to vote may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.



                                      -12-